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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT
                                 (SCOTT G. ROIX)

         THIS EMPLOYMENT AGREEMENT, dated as of December 4, 2000 (the "Agreement"), by and between TELESERVICES INTERNET GROUP INC., a Florida corporation, 100 2nd Avenue South, Suite 1000, St. Petersburg, Florida 33701, (the "Company"), and SCOTT G. ROIX, an individual residing at 7676 Araila Way, Largo, FL 33777 (the "Executive").

         WHEREAS, the Company is presently engaged in the business of in a variety of businesses, including, through its GeneralSearch.com, Inc. subsidiary, the Internet Search Engine and Portal business, through it's The Affinity Group, Inc. subsidiary, the marketing of vacation packages and other things, and the marketing of music compact discs, smartcards and other products;

         WHEREAS, the Executive has had extensive experience in the business of marketing vacations and other products and services;

         WHEREAS, the Company has acquired Executive's former employer, The Affinity Group, Inc. and wishes to assure itself of the continued services of the Executive as an employee of the Company rendering services for both the Company and its subsidiary, The Affinity Group, Inc. for the period provided in this Agreement and the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

         1.  EMPLOYMENT

                  The Company hereby agrees to employ the Executive upon the terms and conditions herein contained, and the Executive hereby agrees to accept such employment for the term described below. The Executive agrees to serve as the President and chief executive officer or co-chief executive officer of the Company and as a member of the Board of Directors of the Company and the Executive Committee of the Board of Directors of the Company during the term of this Agreement. In addition, the Executive agrees to serve as the chief executive officer of The Affinity Group, Inc. and as the chairman of the Board of Directors of the Affinity Group, Inc., during the term of this Agreement. In such capacities, the Executive shall have such powers and responsibilities consistent with his various positions, and as the Executive Committee of the Board of Directors, or the Board of Directors, may assign to him.

                  Throughout the term of this Agreement, the Executive shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company and its subsidiaries in accordance with his assignments from time to time.


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 1 of 14


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         2.  TERM OF AGREEMENT

                  The three (3) year initial term of the Executive employment under this Agreement shall commence as of ____________, 2000 (the "Effective Date").

                  Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately, subject to a continuing obligation to make any payments required under Section 5 below, if the Executive (i) becomes disabled as described in Section 5(b), (ii) is terminated for Cause, as defined in Section 5(c), or (iii) voluntarily terminates his employment before the current term of this Agreement expires, as described in Section 5(d).

         3.  SALARY, BONUS AND INCENTIVES

         (a) Salary. The Executive shall receive an annual base salary during the term of this Agreement at an annual rate of not less than $350,000.00, subject to review and increases from time to time in the reasonable discretion of the Company's Board of Directors (the "Board"), payable in equal installments consistent with the Company's normal payroll schedule, but not less frequently than monthly.

         (b) Cash Bonus. The Executive shall also receive an annual cash incentive bonus from the Company for each fiscal year of the Company during the term of this Agreement, in the following amounts for achievement of the following performance goals:

         (i) (A) If during the first 12 months of this Agreement, the Company's gross revenues, including all of its subsidiaries, except GeneralSearch.com, Inc. and any subsidiaries acquired after June 13, 2000, equals or exceeds $40 million and the EBITDA on said gross revenues for said period, not including any costs or expenses of the headquarters operation, equals or exceeds 20%, the Executive shall receive during the 13th month of this Agreement a cash bonus equal to his annual base salary ($350,000.00) (the "Maximum Cash Bonus").

              (B) If during the first 12 months of this Agreement the requirements of 3(b)(i)(A) are not met, but the Company's gross revenues, including all of its subsidiaries, except GeneralSearch.com, Inc. and any subsidiaries acquired after June 13, 2000, equals $20 million and the EBITDA on said gross revenues for said period, not including any costs or expenses of the headquarters operation, equals 10%, the Executive shall receive during the thirteenth month a cash bonus equal to one half of his annual base salary ($175,000.00) (the "Minimum Cash Bonus").

              (C) If one of the two components of Company performance (gross revenue and/or EBITDA) exceeds requirements for the Minimum Cash Bonus, and the other component at least meets the requirements for the Minimum Cash Bonus, the bonus shall be calculated on a sliding scale by dividing the difference between the Minimum Cash Bonus and the Maximum Cash Bonus by 2 and multiplying the difference by the percentage of the maximum requirement for


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
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that category actually achieved, and then doing the same for the other category, with the sum of the two amounts plus the Minimum Cash Bonus equaling the cash bonus to which the Executive is entitled. For example, if gross revenues equal $35 million and EBITDA equals 15%, the Executive's bonus would be $295,312.50 [$175,000 + ($87,500 x 0.875 = $76,562.50) + ($87,500 x 0.50 = $43,750) =
$295,312.50].

         (ii) (A) If during the second 12 months of this Agreement, the Company's gross revenues, including all of its subsidiaries, except GeneralSearch.com, Inc. and any subsidiaries acquired after June 13, 2000, equals or exceeds $50 million and the EBITDA on said gross revenues for said period, not including any costs or expenses of the headquarters operation, equals or exceeds 20%, the Executive shall receive during the 25th month of this Agreement a cash bonus equal to his annual base salary ($350,000.00) (the "Maximum Cash Bonus").

               (B) If during the second 12 months of this Agreement the requirements of 3(b)(ii)(A) are not met, but the Company's gross revenues, including all of its subsidiaries, except GeneralSearch.com, Inc. and any subsidiaries acquired after June 13, 2000, equals $25 million and the EBITDA on said gross revenues for said period, not including any costs or expenses of the headquarters operation, equals 10%, the Executive shall receive during the 25th month of this Agreement a cash bonus equal to one half of his annual base salary ($175,000.00) (the "Minimum Cash Bonus").

               (C) The sliding bonus for performance between the Minimum Cash Bonus and the Maximum Cash Bonus for the second 12 months of this Agreement shall be determined in the same manner such bonus is determined for the first 12 months of this Agreement, except that the gross revenue numbers for the second 12 months of this Agreement shall be substituted in place of those for the first 12 months.

         (iii) (A) If during the third 12 months of this Agreement, the Company's gross revenues, including all of its subsidiaries, except GeneralSearch.com, Inc. and any subsidiaries acquired after June 13, 2000, equals or exceeds $62.5 million and the EBITDA on said gross revenues for said period, not including any costs or expenses of the headquarters operation, equals or exceeds 20%, the Executive shall receive on the last day of the initial 36-month term of this Agreement a cash bonus equal to his annual base salary ($350,000.00) (the "Maximum Cash Bonus").

               (B) If during the third 12 months of this Agreement the requirements of 3(b)(iii)(A) are not met, but the Company's gross revenues, including all of its subsidiaries, except GeneralSearch.com, Inc. and any subsidiaries acquired after June 13, 2000, equals $31.25 million and the EBITDA on said gross revenues for said period, not including any costs or expenses of the headquarters operation, equals 10%, the Executive shall receive during the 25th month of this Agreement a cash bonus equal to one half of his annual base salary ($175,000.00) (the "Minimum Cash Bonus").


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
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               (C) The sliding bonus for performance between the Minimum Cash
Bonus and the Maximum Cash Bonus for the third 12 months of this Agreement shall be determined in the same manner such bonus is determined for the first 12 months of this Agreement, except that the gross revenue numbers for the third 12 months of this Agreement shall be substituted in place of those for the first 12 months.

         If the Executive's annual base salary is increased during the initial 36-month term of this Agreement, then the above bonus amounts will be correspondingly increased. The Executive, in his sole discretion, shall have the option to have his bonus paid in fully registered and legally salable shares of the common stock of the Company.

          (c) Stock Bonus Options. In addition to the foregoing, the Company hereby grants to the Executive options to purchase up to 4,000,000 shares of the common stock of the Company (1) at an exercise price of $0.75 per share, (2) exercisable on a cashless basis subject to the following conditions:

         (i) The Executive may exercise the option with respect to 2,000,000 shares, in whole or in part, in all events, beginning immediately, and at any time and as many times during the 60 month period as the Executive, in his sole discretion, may choose until the option has been exercised with respect to all of the shares granted under the option.

         (ii) The Executive may exercise the option with respect to 1,000,000 shares, in whole or in part, in all events, beginning September 1, 2001, and at any time and as many times during the 60 month period as the Executive, in his sole discretion, may choose until the option has been exercised with respect to all of the shares granted under the option.

         (iii) The Executive may exercise the option with respect to 1,000,000 shares, in whole or in part, in all events, beginning September 1, 2002, and at any time and as many times during the 60 month period as the Executive, in his sole discretion, may choose until the option has been exercised with respect to all of the shares granted under the option.

         (iv) If the Executive chooses to exercise the option, in whole or in part, of a cashless basis, the Executive shall be entitled to receive certificate for the number of shares of common stock equal to the quotient obtained by dividing [(A-B) (X) by (A), where: (A) = the average of the high and low trading prices per share of common stock as reported by the OTC Bulletin Board (or if the Company's common stock is not trading on the OTC Bulletin Board at the time of exercise, then as reported by the then prevailing principal market for the common stock, such as Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or the New York Stock Exchange) for the ten trading days preceding the date of the election; (B) = the per share Exercise Price of the option; and (X) = the number of shares issuable upon exercise of the Option in accordance with the terms of this "cashless exercise" provision.

         These shares are intended to be S8 Registered shares. To the extent that the Company does not currently have a sufficient number of S8 Registered shares available, the Company shall include


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 4 OF 14


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this stock bonus option for 4,000,000 shares of the Company's common stock in an
S8 Registration Statement to be filed not later than 10 days following the date that the Company is able to file audited financial information in conformity with Securities and Exchange Commission requirements, which the Company covenants will be not later than 75 days from the date of Closing. The S8 Registration shall remain effective for 5 years from the date granted. The underlying shares of this stock bonus option shall vest immediately for purposes of legal public resale. The underlying shares of this stock bonus option shall vest immediately for purposes of legal public resale. Vesting of shares for purposes of legal public resale shall not be delayed by the fact that the S8 Registration Statement with respect to such shares has not been filed or by the fact that the option has not been exercised or has only been exercised only in part. The stock bonus option, and the terms and conditions of same, granted hereunder shall survive the expiration of, and any termination of, this Agreement.

         4.  ADDITIONAL COMPENSATION AND BENEFITS

                  The Executive shall receive the following additional compensation and welfare and fringe benefits:

                  (a) Annual Stock Options. Upon execution of this Agreement by both the Executive and the Company, the Company shall grant to the Executive three options to purchase 100,000 shares each of the common stock of the Company
(1) at an exercise price of $1.00 per share, (2) each exercisable on a cashless basis (using the same formula as contained in paragraph 3(c)(iv) hereof) in accordance with the following exercise schedule: (i) the first option for 100,000 shares may be exercised, in whole or in part, in all events, at any time and as many times as the Executive, in his sole discretion, may choose (until the option has been exercised with respect to all of the underlying shares), during the first 12 consecutive calendar months following the date of execution of this Agreement, (ii) the second option for 100,000 shares may be exercised, in whole or in part, in all events, at any time and as many times as the Executive, in his sole discretion, may choose (until the option has been exercised with respect to all of the underlying shares), during the second 12 consecutive calendar months following the date of execution of this Agreement, and (iii) the third option for 100,000 shares may be exercised, in whole or in part, in all events, at any time and as many times as the Executive, in his sole discretion, may choose (until the option has been exercised with respect to all of the underlying shares), during the third 12 consecutive calendar months following the date of execution of this Agreement. The Company shall include said options in a registration statement to be filed with the SEC within 60 days from the date of execution of this Agreement and to become effective within 120 days from the date of execution of this Agreement and to remain effective for 5 consecutive years from said date. Beginning on the date that each option granted hereunder may first be exercised by the Executive, the underlying shares shall vest for purposes of legal public resale at the rate of 1/12th of the total underlying shares per month on consecutive calendar months until all of the option shares granted hereunder are fully vested for purposes of legal public resale. Vesting of shares for purposes of legal public resale shall not be delayed by the fact that the registration statement with respect to such shares has not become effective or by the fact that the option has not been exercised or has only been exercised in part.


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 5 OF 14


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Accordingly, vesting of shares shall accumulate each month prior to the effective date of the registration statement and regardless of whether or not any of the options has been exercised, in whole or in part. The stock options, and the terms and conditions of same, granted hereunder shall survive the expiration of, and any termination of, this Agreement.

                  (b) Life and Disability Insurance. During the term of this Agreement, the Company shall provide to Executive at no cost to him life insurance and disability coverage in the amount of $1,000,000.

                  (c) Medical Insurance. The Company shall provide the Executive and his dependents with health insurance coverage.

                  (d) Automobile. The Company shall provide Executive with the use of a recent model automobile of the Executive's choice and a cell phone, provided that the Company's obligation with respect to the automobile shall not exceed $1,200 per month, plus the cost of fuel and maintenance.

                  (e) Vacation. The Executive shall be entitled to up to twenty
(20) days of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years. Employee shall schedule vacation time at such time or times as approved by Employer in the best interest of the business of Employer.

                  (f) Business Expenses. The Company shall reimburse the Executive for all reasonable expenses he incurs in promoting the Company's business, including expenses for travel, entertainment of business associates, service and usage charges for business use of cellular phones and similar items, upon presentation by the Executive from time to time of an itemized account of such expenditures.

                  (g) Sales Bonus. In addition to all of the foregoing compensation benefits provided in this Agreement, the Executive shall receive as additional weekly compensation the applicable percentage, as set forth on Exhibit "A" hereto, of the net collections on all sales (1) of the Company's (all references to the Company in this paragraph include any and/or all of its subsidiaries) "mini-vacation" packages, including the current "Imperial Holidays Mini-Vac Program" vacations, and (2) of the Company's memberships in its "membership" programs (programs in which discounted vacations, products and services are offered to the programs' "members", such as the current Imperial Holidays Travel Agency ID membership program [TAID], the Crown Buyers Club and the Buyers Advantage Club, JC Penny's Club, and the Common Wealth Benefits Programs) and of products and services to members of such programs, regardless of whether such sales are made by or through the Company's own telemarketing call centers or Internet sites or by or through third party telemarketing call centers or Internet sites, payable weekly on the preceding week's collections.

                  In addition to the benefits provided pursuant to the preceding paragraphs of this Section 4, the Executive shall be eligible to participate in such other executive compensation and


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
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retirement plans of the Company as are applicable generally to other officers, and in such welfare benefit plans, programs, practices and policies of the Company as are generally applicable to other key employees.

         5.  PAYMENTS UPON TERMINATION

                  (a) Involuntary Termination. If the Executive's employment is terminated by the Company during the term of this Agreement, the Executive shall be entitled to receive his base salary accrued through the date of termination. The Executive shall also receive any nonforfeitable benefits already earned and payable to him under the terms of this Agreement and/or any deferred compensation, incentive or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan.

                  If the termination is not for death, disability as described in paragraph (b), for Cause as described in paragraph (c) or a voluntary termination by the Executive as described in paragraph (d), the Company shall also be obligated to make a series of monthly payments to the Executive for each month during the remaining term of this Agreement, but not less than twenty-four
(24) months. Each monthly payment shall be equal to one-twelfth (1/12th) of the Executive's annual base salary, as in effect on the date of termination.

                  (b) Disability. The Company shall be entitled to terminate this Agreement, if the Board determines that the Executive has been unable to attend to his duties for at least one hundred eighty (180) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the Executive from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay to Executive a monthly disability benefit equal to one-twenty-fourth (1/24th) of his current annual base salary at the time he became permanently disabled. Payment of such disability benefit shall commence on the last day of the month following the date of the termination by reason of permanent disability and cease with the earliest of (i) the month in which the Executive returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of this Agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any amounts payable under this Section 5(b) shall be reduced by any amounts paid to the Executive under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

                  (c) Termination for Cause. If the Executive's employment is terminated by the Company for Cause, the amount the Executive shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to the Executive under the terms of deferred compensation or incentive plans maintained by the Company.


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 7 of 14


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                  For purposes of this Agreement, the term "Cause" shall be
limited to (i) any action by the Executive involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 and 10 below; or (ii) the Executive being convicted of a felony; or (iii) the Executive being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder and involving fraud or embezzlement or assault or sexual harassment; or (iv) the intentional, willful and repeated or continuing failure by the Executive to substantially perform his duties hereunder as directed by the Board (other than any such failure resulting from the Executive's incapacity due to physical or mental disability). Notwithstanding the foregoing, no termination pursuant to subsection (iv) shall be treated as termination for cause unless the Board has provided executive with at least thirty (30) days prior written notice specifying in reasonable detail the alleged breach and giving the Executive a reasonable opportunity to correct such breach.

                  (d) Voluntary Termination by the Executive. If the Executive resigns or otherwise voluntarily terminates his employment before the end of the current term of this Agreement, the amount the Executive shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to the Executive under the terms of this Agreement and/or any deferred compensation or incentive plans of the Company.

                  For purposes of this paragraph, a resignation by the Executive shall not be deemed to be voluntary if the Executive resigns during the period of three months after the date he is (1) assigned without his consent to a position other than vice president of either the Company or the Company's subsidiary, The Affinity Group, Inc., of the Company (other than for Cause, or by reason of permanent disability), (2) assigned duties materially inconsistent with such position, or (3) directed to report to anyone other than the Company's President, CEO or Chief Operating Officer or The Affinity Group's President or CEO.

         6.  EFFECT OF CHANGE IN CORPORATE CONTROL

                  (a) In the event of a Change in Corporate Control, the vesting of any warrants and/or stock options or other awards granted to the Executive under this Agreement and/or under the terms of any of the Company's various warranty and stock option plans shall become immediately vested in full and, in the case of warrants and stock options, exercisable in full immediately.

                  In addition, if, at any time during the period of twelve (12) consecutive months following the occurrence of a Change in Corporate Control, the Executive is involuntarily terminated (other than for Cause) by the Company, the Executive shall be entitled to receive as severance pay in lieu of the monthly payments described in Section 5(a) above, a series of thirty-six (36) equal monthly payments, each equal to one-twelfth (1/12th) of the sum of (i) the Executive's annual base salary in effect at the time of the Change in Corporate Control plus (ii) the annual bonus paid to the Executive with respect to the last fiscal year of the Company ending prior to the Change in Corporate Control.


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 8 of 14


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                  (b) For purposes of this Agreement, a "Change in Corporate
Control" shall include any of the following events:

                           (1) The acquisition in one or more transactions of a controlling interest in the Company's outstanding Common Stock by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                           (2) Any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity, or any transfer or sale of substantially all of the assets of the Company or any merger or consolidation of the Company into or with another corporation in which the Company is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property;

                           (3) Any election of persons to the Board of Directors that causes a majority of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on the Effective Date of that certain Stock-for-Stock Acquisition Agreement Between TeleServices Internet Group Inc. and The Affinity Group, Inc. (the "Acquisition Agreement") as Effective Date is defined in the Acquisition Agreement and (ii) persons who were nominated for election as members of the Board by the Board of Directors (or a Committee of the Board) as representatives from companies acquired by the Company in acquisitions in which the Company is the surviving entity; provided, that any person nominated for election by the Board of Directors composed entirely of persons described in (i) or (ii), or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (i); or

                           (4) The acquisition of a controlling interest in the Company's outstanding Common Stock by any person, or entity, or group of persons, who makes or has made a tender offer to acquire up to a controlling interest in the Company's Common Stock;

provided that, no acquisition of stock by any person in a public offering or private placement of the Company's common stock shall be considered a Change in Corporate Control.

         7.  DEATH

                  If the Executive dies during the term of this Agreement, the Company shall pay to the Executive's estate a lump sum payment equal to the sum of the Executive's base salary accrued through the date of death plus the total unpaid amount of any bonuses earned with respect to the fiscal year of the Company most recently ended. In addition, the death benefits payable by reason


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 9 of 14


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of the Executive's death under any retirement, deferred compensation or other employee benefit plan maintained by the Company shall be paid to the beneficiary designated by the Executive in accordance with the terms of the applicable plan or plans.

         8.  WITHHOLDING

                   The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

         9.  PROTECTION OF CONFIDENTIAL INFORMATION

                  The Executive agrees that he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." The Executive shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information that is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

                  The Executive recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Executive.

         10.  COVENANT NOT TO COMPETE

                  The Executive hereby agrees that he will not, either during the Employment Term or during a period equal to the length of the payment of cash benefits under Executive's severance compensation upon termination of the Executive's employment under this Agreement, engage in any business activities on behalf of any enterprise which competes with the Company in the business of marketing any of the products or services marketed by the Company or any of its subsidiaries. The Executive will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than 2 percent of the stock of a publicly traded corporation engaged in a competitive business, shall be deemed to be engaging in competitive business activities.



Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 10 of 14


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                  The Executive agrees that he shall not during any period in which he is receiving monthly severance payments under Section 5 or Section 6 of this Agreement,

                  (i) solicit any employee or full-time consultant of the Company for the purposes of hiring or retaining such employee or consultant, or

                  (ii) contact any present or prospective client of the Company to solicit such a person to enter into a contract with any organization other than the Company or a related entity.

For this purpose, the Executive shall be considered to be receiving monthly severance payments under Section 5 of this Agreement during any period for which he receives or has received such severance payments.

         11.  INJUNCTIVE RELIEF

                  The Executive acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Western District of Florida or in any court in the State of Florida having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

                  It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of the Executive, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

         12.  TERMINATION OF NONCOMPETE AND CONFIDENTIALITY OBLIGATIONS

                  In the event that the Company shall fail to make any payment when due under this Employment Agreement and if such failure to pay shall continue for at least 5 days past the due date of such payment, then the Executive shall have the right to terminate this Employment Agreement effective immediately upon written notice to the Company, in which event, all obligations and restrictions on the right of the Executive to compete against the Company, whether contained in this Employment Agreement (paragraph 10 hereof) or in any other agreement, and all restrictions and obligations of the Executive with respect to confidential information of the Company, whether



Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 11 of 14
contained in this Agreement (paragraph 9 hereof) or in any other agreement, shall terminate upon delivery of the said written notice by the Executive to the Company.

         13.  SEPARABILITY

                  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         14.  ASSIGNMENT

                  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

         15.  ENTIRE AGREEMENT

                  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

         16.  GOVERNING LAW

                  This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 12 of 14

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Executive has hereunto set his hand, as of the day and year first above written.

Attest:                                    TELESERVICES INTERNET GROUP INC.



/s/ Paul W. Henry                          By: /s/ Paul Henry
-----------------------------                  -----------------------------
Secretary                                      Paul Henry, Secretary and CFO



Witness:                                   EXECUTIVE:



/s/ Robert Poitras                             /s/ Scott G. Roix
-----------------------------                  -----------------------------
                                               Scott G. Roix


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 13 of 14

                                   Exhibit "A"

The percentages to be paid by the Company to the Executive as set forth in paragraph 4 (h) of this Agreement are as follows:

9% of the Company's net collections (collected sales less outside commissions paid) on all sales of the Company's mini-vacation packages, such as the Company's current "Imperial Holidays Minivac Program;"

8.1% of the net amount paid to independent brokers on all sales of the Company's membership vacation packages (such as the current Imperial Holidays Travel Agency ID membership program [TAID], the Crown Buyers Club and the Buyers Advantage Club) and of products and services to members of such programs; and

17.388% of the Company's net collections (collected sales less outside commissions paid) on all sales of the Company's programs with department stores, discount stores, and super stores, including, but not limited to the JC Penny's Club program and the Common Wealth Benefits Programs.


Employment Agreement
TeleServices Internet Group Inc.
Scott G. Roix
December 4, 2000
Page 14 of 14